UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2010

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2010, the Compensation Committee and the other independent members of the Board of Directors of RealNetworks approved the 2010 Executive MBO Plan (the "2010 MBO Plan"). The 2010 MBO Plan is a bonus plan that pays cash awards to participants semi-annually based on financial metrics consisting of revenue, operating expense and EBITDA, business milestones and individual performance for two six-month performance periods (comprising the first and second halves of the calendar year). Participants in the 2010 MBO Plan include RealNetworks' President and Acting Chief Executive Officer, the president of the Games division, executive vice presidents, senior vice presidents (with the exception of Michael Eggers, Senior Vice President, Finance and Chief Financial Officer), vice presidents, area vice presidents and general managers.

Under the 2010 MBO Plan, the target payout for Robert Kimball, RealNetworks' President and Acting Chief Executive Officer, is equal to 100% of his annual base salary, and the target payout for Michael Lunsford, RealNetworks' Executive Vice President, Technology Products & Solutions and Media Software & Services, is equal to 75% of his annual base salary. For Messrs. Kimball and Lunsford, the target payout under the 2010 MBO Plan is based 75% on the achievement of RealNetworks' consolidated revenue, operating expense and EBITDA targets, with each financial metric having equal weight, and 25% on the achievement of business milestones. For Messrs. Kimball and Lunsford, no portion of the target payout based on revenue and operating expense goals will be paid if less than 90% of the revenue and operating expense targets is achieved. For achievement of over 90% of the revenue and operating expense targets, each of Messrs. Kimball and Lunsford will be paid linearly based on the level of achievement of the revenue target. Target payouts to each of Messrs. Kimball and Lunsford based on achievement of EBITDA targets will be paid linearly from 0 – 100%, with additional linear payouts up to a maximum of 200%. Under the 2010 MBO Plan, there is no performance threshold for the target payout based on EBITDA, except in rare instances where the EBITDA target is a negative number. For achievement of business milestones that are established at the beginning of each performance period, the Compensation Committee will review and approve attainment results at the end of each performance period and will consider the recommendations of RealNetworks' Chief Executive Officer in determining the level of such attainment. Payouts under the 2010 MBO Plan may also be increased by up to 25% to recognize exceptional individual performance, or decreased by up to 25% if an executive's individual performance does not meet all expectations. The Compensation Committee may also review full year achievement of targets and make adjustments that reflect a true-up at year end if deemed necessary by the Compensation Committee.

Notwithstanding the performance and payout targets established under the 2010 MBO Plan, the Compensation Committee may in its discretion adjust performance and payout targets based on acquisitions or dispositions of assets and also increase, decrease or eliminate a participant’s award before it is paid. Under the 2010 MBO Plan, a participant must be employed in a position that is eligible to participate in the 2010 MBO Plan on the first and last day of a quarter to be eligible to earn incentive compensation under the 2010 MBO Plan for that quarter. In addition, executive officers must be employed on the last day of each six-month period and on the date payments are made in order to be eligible to receive payment under the 2010 MBO Plan, except in the case of death, disability or certain terminations of employment by RealNetworks other than for cause.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

April 1, 2010	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: President and Acting CEO